EXHIBIT 10.16


                                SUPPLY AGREEMENT

      SUPPLY AGREEMENT, dated as of March 21, 2000, by and between JOHNSON & JOHNSON CONSUMER PRODUCTS COMPANY, a Division of Johnson & Johnson Consumer Companies, Inc., a company with its principal offices at 199 Grandview Road, Skillman, New Jersey 08558-9481 and NEUTROGENA CORPORATION, a company with its principal offices at 5760 West 96th Street, Los Angeles, California 90045 (collectively designated as ("Buyer"), and LECTEC Corporation, a Minnesota corporation with its principal offices at 10701 Red Circle Drive, Minnetonka, Minnesota 55343("Seller").

      WHEREAS, Seller is in the business of making and selling the Product (as defined below), and Buyer would like to purchase the Product from Seller pursuant to the terms of this Agreement;

      NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      As used throughout this Agreement, each of the following terms shall have the respective meaning set forth below:

            1.01 "Product" shall mean a hydrogel patch containing ( * ) for use in the treatment of acne, as more fully described on Schedule 1.01 to this Agreement, manufactured and packaged in accordance with the Specifications (hereinafter defined), along with any



* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.


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Improvements thereto. Reference to Product in this Agreement shall include a reference to Product A and B, as defined in Schedule 1.02 attached hereto.

            1.02 "Specifications" shall mean the specifications for the design, composition, product safety assurance, manufacture, packaging, and/or quality control of the Product, as set forth on Schedule 1.02 attached hereto and made a part hereof, as the same may hereafter be modified by mutual agreement of the parties in writing.

            1.03 "Raw Materials" shall mean the materials, components, and packaging required to manufacture and package the Product in accordance with the Specifications.

            1.04 "Improvement" shall mean any change, improvement, modification or development to the Product, the Specifications, the Raw Materials or the method or process of manufacture or production of the Product.

            1.05 "Territory" shall mean worldwide.

            1.06 "Supply Year" shall mean each consecutive 365-day period (or 366-day period in the event of a leap year) during the term hereof, commencing on the date on which Seller first delivers Product to Buyer under this Agreement.

            1.07 "Affiliate" of a party shall mean any entity which directly or indirectly controls, is controlled by or is under common control with such entity.

            1.08 "First Commercial Sale" shall mean the date on which Buyer sells the first Product to a third party pursuant to this Agreement.

                                    ARTICLE 2

                                SUPPLY OF PRODUCT

            During the term of this Agreement, Seller shall supply Buyer with those quantities of Product A and Product B as ordered by Buyer pursuant to this Agreement, subject to the


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            ordering procedures set forth in Article 4 below. Each Product sold hereunder will conform to the Specifications for such Product. Buyer shall purchase a minimum purchase quantity of the Products the ("Minimum Purchase Quantities") in each Supply Year of the term of this Agreement, as specified in
Schedule 2.00 in this Agreement. Purchases of Products, if any, by Buyer during the four (4) months prior to the date of First Commercial Sale shall be counted towards these Minimum Purchase Quantities. ( * ) Buyer shall not be considered as having failed to meet the Minimum Purchase Quantities in the event such failure is a result of Seller's failure to supply Product, or in the event of a recall or government initiated action with respect to a Product, or in the event an infringement claim or suit is lodged with respect to the Product in an applicable territory.

                                    ARTICLE 3

                               PRICES FOR PRODUCT

            3.01 Transfer Prices. The prices for Product A and B shipped by Seller during the term of this Agreement shall be as set forth on the price list that appears as Schedule 3.01 to this Agreement, subject to adjustment only as expressly provided herein. The prices charged by Seller to Buyer as set forth on such Schedule, or as may subsequently be determined, are F.C.A. Seller's manufacturing facility in Minnetonka or Edina, Minnesota and shall exclude all delivery



* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.


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costs. Buyer shall provide Seller with a list of required carriers and shall pay the associated product freight charges directly to these carriers.

            3.02 ( * )

            3.03 ( * )

            3.04 Payment Terms. Payment terms on all orders shall be thirty (30) days net of invoice date.

            3.05 ( * )

            3.06 ( * )




* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.


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


( * )

                                    ARTICLE 4

                                FORECASTS, ORDERS

            4.01 Forecasts. Two months prior to the start of each Supply Year during the term of this Agreement, Buyer shall provide Seller with a non-binding written forecast of Buyer's expected requirements for Product during the following Supply Year, and shall thereafter update such forecast on a rolling monthly basis.

            4.02 Orders. Buyer shall place any binding orders for Product by written or electronic purchase order (or by any other means agreed to by the parties) to Seller, which shall be placed at least 90 days prior to the desired date of delivery. The parties acknowledge that Buyer is not obligated to buy any specific amount of Product under this Agreement, except for the Minimum Purchase Quantities and such quantities which Buyer shall actually order through such binding purchase orders.

            4.03 Obligations. Buyer shall at all times be obligated to purchase the quantity of the Products ordered in such purchase orders. Seller shall be obligated to supply such Products as ordered by Buyer to the extent the purchase orders are, collectively, no greater than ( * ) of the




* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.


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


monthly forecast provided pursuant to Section 4.01 no less than ninety (90) days prior to delivery of such purchase order provided, however, that Seller shall not be deemed to be in breach of this Agreement as long as it supplies at least ( * ) of each particular Product which is ordered by Buyer for each calendar quarter in accordance with this Agreement. Failure of Seller to deliver at least ( * ) of any Product which is ordered by Buyer for each calendar quarter in accordance with this Agreement shall be considered an Event of Default pursuant to this Agreement, the occurrence of which shall entitle Buyer to the remedies set out in Section 8.03.

            4.04. Conflicts. To the extent of any conflict or inconsistency between this Agreement and any purchase order, purchase order release, confirmation, acceptance or any similar document, the terms of this Agreement shall govern. Parties agree that purchase orders shall contain the Year 2000 Compliance provision. The term "Year 2000 Compliant" shall mean the services will be scheduled and performed in a timely manner without interruptions caused by the date in time on which the product is ordered or is actually delivered or the services are scheduled or actually performed under normal procedures in the ordinary course, whether before, on or after January 1, 2000.

                                    ARTICLE 5

                    ADDITIONAL UNDERSTANDINGS OF THE PARTIES

            5.01 Most Favored Customer. In consideration of the arrangements provided in this Agreement for the Buyer to purchase Product from Seller, Seller agrees that Buyer shall be treated with "most favored nation" status in connection with pricing and allocation of Product, and Seller shall not provide any other customer (which customer is similarly situated or purchases equivalent or less volume of products from Seller than Buyer in the aggregate) with




* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.


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


preferential or more favorable treatment with respect to pricing or allocation of Product.

            5.02 Other Affiliates. If any other Affiliate of Buyer desires to purchase the Product from Seller under the terms of this Agreement, then, upon the execution of a copy of this Agreement by such Affiliate, Seller shall accord such Affiliate all of the benefits hereof and treat such affiliate as a "Buyer" for the purposes of this Agreement. Any of Buyer's non-U.S. Affiliates must order Products in economical run transaction sizes and reimburse Seller for Quality System Development and regulatory support required on a time and materials basis. Lead times for such runs are ninety (90) days from vendor ready artwork. Product is subject to minimum run sizes, and J&J affiliate orders will be batched together to satisfy minimum run quantities. Each Product will have a unique packaging specification and part number.

            5.03 Exclusive Rights. During the term of this Agreement, provided that Buyer is purchasing the Minimum Purchase Quantities and is commercializing the Product, Seller shall supply Buyer, on an exclusive basis, with the Product for sale in the Territory and neither Seller nor any of its Affiliates shall market, sell or distribute, or allow the marketing, sale or distribution by any third party of, the Product (or any improvement or Product line extension or any other product using the same technology (hereinafter "Technology", i.e., a hydrogel coated ( * ) within the Territory.

            5.04 Right of First Negotiation. During the term of this Agreement, Seller hereby grants Buyer (and its Affiliates) the right of first negotiation as to any new acne products, product ideas or inventions making use of the same Technology (a hydrogel coated ( * ) which are developed, designed or invented by or on behalf of Seller (collectively, "New Products"). Buyer shall have sixty
(60) days from the time it receives from Seller material information about any



* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.


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


New Product to notify Seller in writing if it is interested in discussing terms for Buyer to purchase, license or otherwise have access to such New Product. If Buyer so notifies Seller of its interest in any New Product, it shall negotiate in good faith with Seller with respect to an appropriate agreement to access such New Product. The Buyer shall have a period of nine (9) months to complete this agreement ("Negotiation Period"), unless extended by mutual consent. During this Negotiation Period, in no event shall Seller enter into an agreement with a third party to sell, assign, license, transfer or otherwise make available such New Product. If the parties fail to agree on the terms of such an agreement by the end of the Negotiation Period. Seller shall have the right to enter into an agreement with a third party with respect to such new Products, provided that the terms of such agreement are not, in the aggregate, materially more favorable to such third party than such material terms and conditions which Seller last offered in good faith to Buyer in connection therewith.

            5.05 Equipment. In the event that Buyer has, or will, make available certain equipment, tools or dies for Seller to use in manufacturing or otherwise producing Product, reference is made to Appendix 4.00, annexed hereto and made a part hereof.

            5.06 Competing Products. Seller recognizes and acknowledges that Buyer and its Affiliates have been, and will continue to be, actively involved in the field in which the Product is sold. Seller acknowledges that Buyer and its Affiliates market, sell and distribute products which compete directly with the Product, and may continue to market, sell and distribute these and other competing products throughout the term of this Agreement.

                                    ARTICLE 6

                     IMPROVEMENTS AND CHANGES TO THE PRODUCT

            6.01 Improvements. From time to time during the term of this Agreement, either


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party may submit to the other written proposals for the adoption, implementation or development of any change, improvement or modification to the Product. In no event shall any such change, improvement or modification (or any change or modification to the Specifications) be implemented or made without the prior written approval of the Buyer. If the parties agree on any such change, improvement or modification, they shall modify the Specifications to reflect the same and shall revise the price to be charged for the Product, subject to the terms of Article 3 [and this Article 6]. In the event the Seller is unable to supply Product that meets any changes to the Specifications proposed by Buyer, and agreed to by the Seller then Buyer shall have the right to terminate this Agreement, upon 90 day's prior written notice, without payment of any penalty or other amount, except for those amounts due and owing to Seller at such time. Seller further agrees that no significant changes or modifications to the method or process of manufacture or production of the Product or the Raw Materials shall be made without prior written notification to and approval of Buyer and any such change or modification shall be made at Seller's sole cost and expense; and in no event shall any change or modification be made to the method or process of manufacture or production of the Product or the Raw Materials, which change or modification shall have the effect of modifying or changing the Specifications, without the express written consent of Buyer. In the event of any change, each Buyer shall establish an appropriate qualification protocol, and Buyer and Seller shall determine an appropriate inventory level for the pre-change Product in order to cover on-going requirements during the qualification process.

            6.02 Buyer Initiated. Buyer may at any time suggest Improvements, which shall be approved by the Seller and implemented by the Seller as soon as reasonably possible; provided that (a) none of such Improvements give rise to any claim of infringement of any third party patent or other proprietary right and (b) it is reasonably feasible for Seller to affect such Improvements without requiring any capital investment or major process changes on the part of


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Seller. Cost and expenses are to be prepaid by the Buyer. If ( * ).

            6.03 Seller Initiated. ( * ).

            6.04 Specifications. Seller shall make no changes to the Specifications or to the Products without the prior written approval of Buyer. In addition, any changes to the Product, the Specifications or the manufacturing process which may require the submission of any amendment, filing or other documentation with any regulatory authority shall be identified, reviewed and require the approval of Buyer through a document control system. To the extent reasonably practicable, Buyer shall provide a response to any such proposed change within five (5) business days after receipt.

                                    ARTICLE 7

                                      TERM

            7.01 Initial Term. The initial term of this Agreement (the "Initial Term") shall commence on the date hereof and remain in effect for a period of two (2) years from the date of the first purchase order issued by Buyer, unless sooner terminated as expressly provided under the term of this Agreement.

            7.02 Optional Extension. Buyer, at its sole option, may extend this Agreement for up to two (2) additional one-year terms after the expiration of the Initial Term by giving Seller at least 90 days' prior written notice for each such additional term, ( * )




* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.


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


( * ).

                                    ARTICLE 8

                                   TERMINATION

            8.01 Termination. Notwithstanding anything to the contrary in
Article 7 above, Buyer may terminate this Agreement at any time during the additional one year terms mentioned in Article 7 or any date thereafter, by giving Seller 6 months prior written notice thereof. Any of the aforementioned extensions or terminations (in Article 7 and 8.01) can be for either Product A or B or both.

            8.02 Breach. This Agreement may be terminated for either Product A or Product B or both, as applicable, prior to the expiration of its term, by either party by giving written notice of its intent to terminate and stating the grounds therefor if the other party or parties, as applicable shall materially breach or materially fail in the observance or performance of any representation, warranty, guarantee, covenant or obligation under this Agreement. The party receiving the notice shall have 60 days from the date of receipt thereof to cure the breach or failure. In the event such breach or failure is cured, the notice shall be of no effect. In the event the Agreement is terminated only with respect to one party of the Buyer, all obligations under this Agreement can be amended and/or revised as mutually agreed upon (including with respect to Minimum Purchase, pricing, and exclusivity). If the remaining Buyer and Seller cannot agree on acceptable amendment or revision, the remaining Buyer or Seller can terminate this agreement without further obligation.




* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.


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


            8.03 Certain Rights After a Breach. In addition to those rights which may be available at law or equity, the following additional rights shall be available upon the occurrence of a breach under this Agreement:

      (a) If the breach is caused by Buyer or one of the parties of Buyer and upon termination of this Agreement by Seller, Buyer or the party of Buyer affected by the termination shall have one hundred eighty (180) days in which to sell out its stock of any Products it possesses or has committed to purchase under this Agreement. (b) If the breach is caused by Seller, Buyer may, in its discretion, either (A) terminate this Agreement in its entirety or (B) terminate its purchase obligations and any related obligations of this Agreement, in which event (1) Buyer shall be entitled to manufacture or have manufactured the Products under a ( * ), the terms to which shall be mutually agreed in writing. Buyer shall have all rights to use the process descriptions and any other relevant data and know-how in Seller's possession, and (2) Seller shall provide such assistance and other information as shall be necessary in order for Buyer to manufacture or have manufactured the Products.

            8.04 Insolvency, Etc. This Agreement may be terminated, prior to the expiration of its term, upon fifteen (15) days written notice by either party:
(i) in the event that the other party hereto shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property,
(2) make a general assignment for the benefit of its creditors, (3) commence a voluntary case under the United States Bankruptcy Code, as now or hereafter in effect (the "Bankruptcy Code"), (4) file a petition seeking to take advantage of any law (the "Bankruptcy Laws") relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (5) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed



* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.


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


against it in any involuntary case under the Bankruptcy Code, or (6) take any corporate action for the purpose of effecting any of the foregoing; or (ii) if a proceeding or case shall be commenced against the other party hereto in any court of competent jurisdiction, seeking (1) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (2) the appointment of a trustee, receiver, custodian, liquidator or the like of the party or of all or any substantial part of its assets, or (3) similar relief under any Bankruptcy Laws, or an order, judgment or decree approving any of the foregoing shall be entered and continue unstayed for a period of 60 days; or an order for relief against the other party hereto shall be entered in an involuntary case under the Bankruptcy Code.

            8.05 Effect of Termination Not withstanding the termination of the Agreement for any reason, each party hereto shall be entitled to recover any and all Damages which such party shall have sustained by reason of the breach by the other party hereto of any of the terms of this Agreement, subject to Section
20.12 with respect to Seller and subject to the same limits with regard to the Buyer's liability as are applicable to Seller's liability at any point in time during this Agreement. Termination of this Agreement for any reason shall not release either party hereto from any liability which at such time has already accrued or which thereafter accrues from a breach or default prior to such expiration or termination, nor affect in any way the survival of any other right, duty or obligation of either party hereto which is expressly stated elsewhere in this Agreement to survive such termination.

            8.06 Upon termination or expiration of the Agreement, Seller shall have the right to commercialize a product using the same Technology for acne treatment provided: (i) Seller does not make use of any of the confidential information provided by Buyer and its Affiliates and (ii) the product attributes in terms of shape and color shall be "different" from those of Product. In terms of product attributes, "different" means that ( * )



* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.


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


( * )

                                    ARTICLE 9

                              DELIVERY; INVENTORY.

            9.01 Delivery. Charges for transportation to point of delivery are not included in the transfer price unless otherwise agreed to by the parties. All shipments must be accompanied by a packing slip which describes the articles, states the purchase order number and shows the shipment's destination. Seller agrees to promptly forward the original bill of lading or other shipping receipt for each shipment in accordance with Buyer's instructions. Seller further agrees to promptly render, after delivery of goods or performance of services, correct and complete invoices to Buyer, and to accept payment by check or at Buyer's discretion, other cash equivalent (including electronic transfer of funds).

            9.02 Title and Risk of Loss. Title and risk of loss for all Product shall pass to Buyer upon delivery of the Product to Buyer 's designated carrier. All freight charges and all subsequent storage, handling, insurance and other charges relating to the Product so sold shall be for the account of Buyer.

            9.03 Inventory. Seller will maintain inventory of Products on a first-in, first-out basis. Seller and Buyer agree to cooperate to improve the process for ordering Product with the mutual objectives of expediting the supply process to a just-in-time process and reducing inventory costs.



* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.


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


                                   ARTICLE 10

                                   INSPECTION

            Seller shall manufacture Products in facilities known and approved by Buyer. Any subcontracting of the manufacturing of Products or part thereof shall be subject to the prior written approval of Buyer. Buyer shall have the right, upon reasonable notice to Seller (not less than three weeks for routine audits and 48 hours for audits relating to non-compliance, such as, but not limited to, FDA concerns, consumer complaints, etc.) and during regular business hours, to inspect and audit the facilities being used by Seller (or any third party approved by Buyer) for production and storage of the Product to assure compliance by Seller(and its suppliers) with GMP and applicable FDA and other rules and regulations and with other provisions of this Agreement to the extent that any cost review applies to Sections 3.02 and 3.03. Seller shall within thirty (30) days remedy or cause the remedy of any deficiencies which may be noted in any such audit or, if any such deficiencies can not reasonably be remedied within such thirty (30) day period, present to Buyer a written plan to remedy such deficiencies as soon as possible; and the failure by Seller to remedy or cause the remedy of any such deficiencies within such thirty (30) day period or to present such a plan within such thirty (30) day period and then use its best efforts to remedy or cause the remedy of such deficiencies in accordance with such written plan, as the case may be, shall be deemed a material breach of this Agreement. Seller acknowledges that the provisions of this Article 10 granting Buyer certain audit rights shall in no way relieve Seller of any of its obligations under this Agreement, nor shall such provisions require Buyer to conduct any such audits.


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


                                   ARTICLE 11

                  QUALITY/DEFECTIVE PRODUCT/INSPECTIONS/TESTING

            11.01 Product Warranty. Seller warrants to Buyer that the Product sold to Buyer hereunder shall (a) comply in all respects with the Specifications therefor and b) be manufactured in accordance with all applicable laws, ordinances and regulations relating to the manufacture and supply of the Product being supplied hereunder, including without limitation, those enforced by the United States Food and Drug Administration (including compliance with good manufacturing practices) and International Standards Organization Rules 9,000 et seq.

            11.02 Disposition of Defective Product. Within thirty (30) days of receipt by Buyer of any shipment of Product hereunder (or if later, within thirty (30) days after discovery of any latent defect by Buyer), Buyer shall inspect such Product and shall notify Seller of any Product that does not comply with the warranty set forth in Section 11.01. At Seller's option, Buyer shall ship the defective Product to Seller, or shall dispose of such Product in accordance with Seller's instructions. Seller shall reimburse the shipping or disposition costs incurred by Buyer. Seller shall replace at its own cost and expense Product that fails to comply with the warranty set forth in Section
11.01 or shall refund the amounts paid by Buyer for such Product, at Seller's option. Such replacement or refund constitutes Buyer's sole remedy, and Seller's sole obligation with respect to such defective Product. Seller shall have a reasonable opportunity, not to exceed fourteen (14) days from receipt of notification from Buyer to inspect such defective Product and provide Buyer with detailed written instructions to return or dispose of such defective Product. Buyer shall have no obligation to pay for any Product that does not comply with the warranty set


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


forth in Section 11.01. If Seller fails to so inspect and instruct Buyer as to the disposition of such defective Product, Buyer may dispose of such defective Product as it sees fit and Seller shall promptly (1) reimburse Buyer for all direct, out-of-pocket costs incurred by Buyer in such disposition (not to exceed $100,000 without Sellers agreement), and (2) replace such defective Product at its own cost and expense. If the cost exceeds $100,000, Seller remains responsible to take back the defective Product.

            11.03 Independent Testing. If, after Seller's inspections of such Product, the parties disagree as to the Product's conformance to the warranty, either party may deliver the Product to an independent third-party laboratory, mutually and reasonably acceptable to both parties, for analytical testing to confirm the Product's conformance to the warranty. All costs associated with such third-party testing shall be at Buyer's expense unless the tested Product is deemed by such third-party to be defective or not in compliance with the Specifications, in which case all such costs, including reimbursement of freight and disposition costs, shall be promptly paid by Seller. No inspection or testing of or payment for Product by Buyer or any third-party agent of Buyer shall constitute acceptance by Buyer thereof, nor shall any such inspection or testing be in lieu or substitution of any obligation of Seller for testing, inspection and quality control as provided in the Specifications or under applicable local, state, or federal laws, rules, regulations, standards, codes or statutes.

            11.04 Corrective Action. In the event any governmental agency having jurisdiction shall request or order, or if Buyer shall determine to undertake, any corrective action with respect to any Product (or any finished product containing or contained in any Product), including any recall, corrective action or market action, and the cause or basis of such recall or action is attributable to a breach by Seller of any of its warranties, guarantees, representations, obligations or covenants contained herein, then Seller shall be liable, and shall reimburse Buyer for the


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


reasonable costs of such action including the cost of any Product (or any finished product containing or contained in any Product) which is affected thereby whether or not such particular Product shall be established to be in breach of any warranty by Seller hereunder. Notwithstanding the foregoing, Seller's liability hereunder shall be limited to the replacement of product, credit for purchased product, or out of pocket expenses limited to $100,000.

            11.05 DISCLAIMER. SELLER MAKES NO WARRANTIES EXCEPT FOR THOSE EXPRESSLY SET FORTH IN SECTION 11.01 AND 17.01. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ARE HEREBY DISCLAIMED AND EXCLUDED BY SELLER, INCLUDING WITHOUT LIMITATION ANY WARRNATY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.

            11.06 Quality System and Regulatory Affairs Control System
Maintenance: Buyer will be charged a fee for any services required which are not part of product processing activities. Seller will identify the fees for this service and Buyer will agree in writing to the fee for service.

                                   ARTICLE 12

                        FAILURE TO SUPPLY; FORCE MAJEURE

            12.01 Failure to Supply. In the event that Seller shall be unable or unwilling or shall fail to supply any Product in such quantities as Buyer shall request and in compliance with the delivery periods set forth in Section 4.02, and has failed to cure such failure within sixty (60) days of written notice from Buyer, then Buyer may and shall be permitted (with no obligation or liability to Seller) to obtain such Product from another supplier pursuant to ( * ). Such inability, unwillingness or failure shall be deemed a material breach of this Agreement.



* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.


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


            12.02 Force Majeure Events. If either party is prevented from performing any of its obligations hereunder due to any cause which is beyond the non-performing party's reasonable control, including fire, explosion, flood, or other acts of God; acts, regulations, or laws of any government; war or civil commotion; strike, lock-out or labor disturbances; or failure of public utilities or common carriers (a "Force Majeure Event"), such non-performing party shall not be liable for breach of this Agreement with respect to such non-performance to the extent any such non-performance is due to a Force Majeure Event. Such non-performance will be excused for three months or as long as such event shall be continuing (whichever occurs sooner), provided that the non-performing party gives immediate written notice to the other party of the Force Majeure Event. Such non-performing party shall exercise all reasonable efforts to eliminate the Force Majeure Event and to resume performance of its affected obligations as soon as practicable.

            12.03 Other Arrangements. Notwithstanding the provisions of Section 12.02, in the event that due to the occurrence of a Force Majeure Event, Seller shall be unable to supply any Product in such quantities as Buyer shall request and in compliance with the delivery periods set forth in Section 4.02 and in the event such Force Majeure Event continues for at least sixty (60) days, then Buyer shall be permitted (with no obligation or liability to Seller) to obtain such Product from another supplier and/or to manufacture Products itself under ( * ). In the event Buyer shall so obtain Product from another Supplier pursuant to this Section 12.03 or Section 12.01, then Buyer shall thereafter have no obligation to purchase Products from Seller until any contractual obligations that Buyer has assumed in connection with obtaining a substitute supply of Products shall have terminated. Buyer shall have no obligation



* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

to affirmatively terminate any such contractual arrangements.  In ( * ).

                                   ARTICLE 13

                                    INSURANCE

            Seller agrees to procure and maintain in full force and effect during the term of this Agreement valid and collectible insurance policies in connection with its activities as contemplated hereby which policies shall provide for appropriate insurance in a reasonable amount of coverage. Upon Buyer's request, Seller shall provide to Buyer a certificate of coverage or other written evidence reasonably satisfactory to Buyer of such insurance coverage.

                                   ARTICLE 14

                      LABELING; ARTWORK; PROPRIETARY RIGHTS

            14.01 Packaging. Buyer shall have the right to determine the appearance and text of any labeling and packaging used in connection with the Product or any finished product containing or contained in the Product.

            14.02 Intellectual Property. Seller acknowledges that Buyer is the exclusive owner of and has all rights and owns and will own all goodwill relating to the trademarks, tradedress, copyrights, slogans, artwork and all other intellectual property that appear on or are otherwise used in connection with the sale and use of the Product within the Territory.




* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                                   ARTICLE 15

                                 CONFIDENTIALITY

            As used herein, "Confidential Information" shall include all confidential or proprietary information given to one party by the other party, or otherwise acquired by such party in its performance of this Agreement, relating to such other party or any of its Affiliates, including information regarding any of the products of such other party or any of its Affiliates, information regarding its advertising, distribution, marketing or strategic plans or information regarding its costs, productivity, manufacturing processes or technological advances. Neither party shall use or disclose to third parties any Confidential Information of the other (except to comply with its obligations under this Agreement) and each party shall insure that its and its Affiliates' employees, officers, representatives and agents shall not use or disclose to third parties any Confidential Information and upon the termination of this Agreement shall return to the other or destroy all Confidential Information in written form. Confidential Information shall not include information that (i) was already known to receiving party at the time of its receipt thereof or is independently developed by receiving party, as evidenced by its written records,
(ii) is disclosed to receiving party after its receipt thereof by a third party who, receiving party in good faith believes, has a right to make such disclosure without violating any obligation of confidentiality or (iii) is or becomes part of the public domain through no fault of receiving party.

                                   ARTICLE 16

                              PUBLIC ANNOUNCEMENTS

            16.01 Publicity. The parties hereto covenant and agree that, except as provided for herein below, each will not from and after the date hereof make, issue or release any public announcement, press release, statement or acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions contemplated herein, without the prior written consent of the other party as to the content and time of release of and the media in which such statement or announcement is to be made; provided, however, that in the case of announcements, statements, acknowledgments or revelations which either party is required by law to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgment or revelation by the party so required to do so by law shall not constitute a breach of this Agreement if such party shall have given, to the extent reasonably possible, at least seven (7) business days prior notice to the other party, and shall have attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or revelation with the other party. Seller shall not use the name of Buyer or any of its Affiliates for advertising or promotional purposes without the prior written consent of Buyer. In furtherance of the foregoing, Seller shall not originate any publicity or other announcement, written or oral, whether to the public, the press, the trade, Buyer's or Seller's customers or otherwise, relating to this Agreement or the existence of an arrangement between the parties, without the prior written approval of Buyer, except as expressly provided in this Section 16.01.

                                   ARTICLE 17

                         REPRESENTATIONS AND WARRANTIES

            17.01 Execution and Performance of Agreement. Seller and Buyer each represents to the other that it has full right, power and authority to enter into and perform its obligations under this Agreement. Seller further represents and warrants to Buyer that the performance of Buyer's obligations under this Agreement will not result in a violation or breach of any patent or other intellectual property right of Seller or third party, and will not conflict with or constitute a default under any agreement, contract, commitment or obligation to which Seller or any of its

Affiliates is a party or by which it is bound.

                                   ARTICLE 18

                                   COMPLIANCE

            18.01 Compliance with Certain Laws & Policies. Seller agrees to comply with the applicable provisions of any Federal or state law and all executive orders, rules and regulations issued thereunder, whether now or hereafter in force, including Executive Order 11246, as amended, Chapter 60 of Title 41 of the Code of Federal Regulations, as amended, prohibiting discrimination against any employee or applicant for employment because of race, color, religion, sex or national origin; Section 60-741.1 of Chapter 60 of 41 Code of Federal Regulations, as amended, prohibiting discrimination against any employee or applicant for employment because of physical or mental handicap;
Section 60.250.4 of Chapter 60 of 41 Code of Federal Regulations, as amended, providing for the employment of disabled veterans and veterans of the Vietnam era; Chapter 1 of Title 48 of the Code of Federal Regulations, as Amended, Federal Acquisition Regulations; Sections 6, 7 and 12 of the Fair Labor Standards Act, as amended, and the regulations and orders of the United States Department of Labor promulgated in connection therewith; and any provisions, representations or agreements required thereby to be included in this Agreement are hereby incorporated by reference. If any Product is ordered by Buyer under U.S. government contracts, Seller agrees that all applicable federal statutes and regulations applying to Buyer as a contractor are accepted and binding upon Seller insofar as Seller may be deemed a subcontractor. Seller shall comply with the J&J Child Labor Policies, as applicable, copy of which Seller declares to have received.

                                   ARTICLE 19

                                 INDEMNIFICATION

            19.01 Indemnification by Seller. Seller shall indemnify and hold harmless Buyer (and its Affiliates) from and against any and all damages, liabilities, claims, costs, charges, judgments and expenses (including reasonable attorneys' fees) (collectively "Damages") that may be sustained, suffered or incurred by Buyer (or its Affiliates), resulting from a third party claim arising directly from or by reason of the breach by Seller of any warranty, representation, covenant or agreement made by Seller in this Agreement or any third party claim that any Product purchased from Seller hereunder or the use or sale thereof infringes any patent of any third party; provided that Seller shall not be liable for any product liability or personal injury claims by third parties arising from the sale, distribution or use of any Product which meets the Specifications and is not otherwise defective.

            19.02 Indemnification by Buyer. Buyer shall indemnify and hold harmless Seller (and its Affiliates) from and against any and all Damages, that may be sustained, suffered or incurred by Seller (or its Affiliates) arising directly from or by reason of the breach by Buyer of any warranty, representation, covenant or agreement made by Buyer in this Agreement.

            19.03 Claims. Each indemnified party agrees to give the indemnifying party prompt written notice of any matter upon which such indemnified party intends to base a claim for indemnification (an "Indemnity Claim") under this
Article 19. The indemnifying party shall have the right to participate jointly with the indemnified party in the indemnified party's defense, settlement or other disposition of any Indemnity Claim. With respect to any Indemnity Claim relating solely to the payment of money damages and which could not result in the indemnified party's becoming subject to injunctive or other equitable relief or otherwise adversely affect the business of the indemnified party in any manner, and as to which the indemnifying party shall have acknowledged in writing the obligation to indemnify the indemnified party hereunder, the indemnifying party shall have the sole right to defend, settle or otherwise dispose of such Indemnity Claim, on such terms as the indemnifying party, in its sole discretion, shall deem appropriate; provided that the indemnifying party shall provide reasonable evidence of its ability to pay any damages claimed and with respect to any such settlement shall obtain the written release of the indemnified party from the Indemnity Claim. The indemnifying party shall obtain the written consent of the indemnified party prior to ceasing to defend, settling or otherwise disposing of any Indemnity Claim if as a result thereof the indemnified party would become subject to injunctive or other equitable relief or the business of the indemnified party would be adversely affected in any manner.

                                   ARTICLE 20

                                  MISCELLANEOUS

            Controversies and differences between the parties arising directly or indirectly from this Agreement or any transaction contemplated hereby or thereby or in connection herewith or therewith shall be resolved by arbitration. Arbitration shall be held before three arbitrators in New York, New York pursuant to the Commercial Arbitration Rules then obtaining of the American Arbitration Association, which arbitration shall be binding on all parties and shall constitute the final resolution of such dispute. No party shall commence any action against another to resolve any such dispute in any court except to confirm such an arbitrators' award. Judgment upon any such award rendered may be entered by any court having jurisdiction thereof. The arbitrators (i) shall not have any power or authority to add to, alter, amend or modify the terms of this Agreement; (ii) shall interpret and construe this Agreement in accordance with, and shall be bound by, the laws of the State of New York (except that this

Section shall be governed by the Federal Arbitration Act); (iii) shall have no power or authority to grant or award punitive damages; (iv) shall establish and enforce appropriate rules to ensure that the proceedings, including the decision, be kept confidential and that all Confidential Information of the parties be kept confidential and be used for no purpose other than the arbitration and (v) shall have the power to enforce specifically this Agreement and the terms and conditions hereof in addition to any other remedies at law or in equity. The parties shall be deemed to have waived any rights to punitive damages. (The parties consent to the exclusive jurisdiction of the Federal and State courts located in the State of New York for the resolution of any dispute or controversies between the parties hereto which are not subject to the arbitration provisions of this Section.)

            20.02. Relationship of the Parties. The relationship of Buyer and Seller established by this Agreement is that of independent contractors, and nothing contained herein shall be construed to (i) give either party any right or authority to create or assume any obligation of any kind on behalf of the other or (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking.

            20.03 Entire Agreement. It is the mutual desire and intent of the parties to provide certainty as to their respective future rights and remedies against each other by defining the extent of their mutual undertakings as provided herein. The parties have, in this Agreement, incorporated all representations, warranties, covenants, commitments and understandings on which they have relied in entering into this Agreement, and, except as provided for herein, neither party makes any covenant or other commitment to the other concerning its future action. Accordingly, this Agreement (i) constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and there are no promises, representations, conditions, provisions or terms related thereto other than those set forth in this Agreement and

(ii) supersedes all previous understandings, agreements and representations between the parties, written or oral. No modification, change or amendment to this Agreement shall be effective unless in writing signed by each of the parties hereto.

            20.04 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.

            20.05 Notices. All notices and other communications hereunder shall be in writing. All notices hereunder of an Indemnity Claim, a Force Majeure Event, default or breach hereunder, or, if applicable, termination or renewal of the term hereof, or any other notice of any event or development material to this Agreement taken as a whole, shall be delivered personally, or sent by national overnight delivery service or postage pre-paid registered or certified U.S. mail, and shall be deemed given: when delivered, if by personal delivery or overnight delivery service; or if so sent by U.S. mail, three business days after deposit in the mail, and shall be addressed:

         If to Seller:       President
                             LecTec Corporation
                             10701 Red Circle Drive
                             Minnetonka, MN 55343

         If to Buyer:        President
                             Johnson & Johnson Consumer Products Company
                             199 Grandview Road
                             Skillman, New Jersey 08558-9418

                             President
                             Neutrogena Corporation
                             5760 West 96th Street
                             Los Angeles, California 90045

         With a copy to:     Johnson & Johnson
                             Office of General Counsel

                             One Johnson & Johnson Plaza
                             New Brunswick, NJ 08933

or to such other place as either party may designate by written notice to the other in accordance with the terms hereof.

            20.06 Failure to Exercise. The failure of either party to enforce at any time for any period any provision hereof shall not be construed to be a waiver of such provision or of the right of such party thereafter to enforce each such provision, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. Except as expressly provided herein, remedies provided herein are cumulative and not exclusive of any remedies provided at law.

            20.07 Assignment. This Agreement may not be assigned by either party without the prior written consent of the other, except that either party may assign its rights and/or obligations hereunder to any of its Affiliates or to a successor to its business. Subject to the foregoing sentence, this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. If as a result of such assignment by Seller, there is an increase in the cost to Buyer with regard to the supply, transport, sale, distribution or any other activity of Buyer under this Agreement, such increase in cost shall be for the account of Seller.

            20.08 Severability. In the event that any one or more of the provisions (or any part thereof) contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Any term or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, to the extent the economic benefits conferred by this Agreement to both parties remain substantially unimpaired, not affect the validity, legality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

            20.09 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            20.10 Expenses. Each party shall pay all of its own fees and expenses (including all legal, accounting and other advisory fees) incurred in connection with the negotiation and execution of this Agreement and the arrangements contemplated hereby.

            20.11 Survival. Sections 8.05, 20.01 20.11 and 20.12and Articles 14, 15, 16 and 19 shall survive the termination of this Agreement in accordance with the respective terms thereof.

            20.12 LIMITATION ON LIABILITY. IN NO EVENT SHALLTHE SELLER BE LIABLE TO BUYER UNDER THIS AGREEMENT FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGES. UNLESS CAUSED BY INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE, IN NO EVENT SHALL SELLER'S LIABILITY HEREUNDER EXCEED THE LIMITS OF THE SELLER'S LIABILITY INSURANCE POLICIES, WHICH POLICIES SHALL MAINTAIN COVERAGE AMOUNTS OF AT LEAST $1,000,000.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective representatives as of the day and year first above written.


LECTEC CORPORATION


By:    /s/ Rodney A. Young          Date    3/20/00
     -------------------------------    ---------------------
Name:  Rodney A. Young
Title: Chairman, CEO, and President




JOHNSON & JOHNSON CONSUMER PRODUCTS COMPANY, a Division of Johnson & Johnson Consumer Companies, Inc.


By:    /s/ Sharon D'Agostino        Date    4/5/00
     -------------------------------    ---------------------
Name:  Sharon D'Agostino
Title: President Adult Skin Care




NEUTROGENA CORPORATION

By:    /s/ Manuel Scates            Date    4/4/00
     -------------------------------    ---------------------
Name:  Manuel Scates
Title: Director, Contract Site Management

                               SCHEDULE 1.01
                                     PRODUCT


The patches are composed of a hydrogel on a ( * ) that is worn on a pimple overnight. The hydrogel contains a water-based adhesive and the active ingredient ( * ), along with excipient ingredients. The hydrogel composition is covered under the following patents:

US Patent Number 5,536,263
Canadian Patent Numbers 1,206,095 and 2,133,598
European Patents 0,072,251 and PCT Number 0674,913A2
Mexican Patent Number 187,839
Australian Patent Number 676,623



* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                                  Schedule 2.00
                           MINIMUM PURCHASE QUANTITIES


Minimum Purchase Quantities for each contract year shall be as follows:

( * )

( * )





* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                                  Schedule 3.01
                             INITIAL TRANSFER PRICES


Pricing for Product A: Clean and Clear Bulk Packed Product
----------------------------------------------------------

Minimum Order Size ( * )

Price per pouch:  ( * )


Pricing for Product B: Neutrogena Product Pure Buy
--------------------------------------------------

Minimum Order size ( * )

Price per pouch: ( * )



This pricing assumes LecTec inspection and AQL levels are accepted.

Orders of smaller quantities are subject to a set up charges of ( * ) per run. The smallest run size is ( * ) pouches.

Different languages ( * ) plate charge and ( * ) charge for printer set up for the foil. Minimum Run of ( * ) pouches and ( * ) set up charge.




* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.